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                                                                      EXHIBIT 21

                SUBSIDIARIES OF ADVANTICA RESTAURANT GROUP, INC.


Name                                                    State of Incorporation
----                                                    ----------------------
Denny's Holdings, Inc.                                  New York
FRD Acquisition Co.                                     Delaware
FRI-J Corporation                                       Delaware
Far West Concepts                                       Delaware
FRI-M Corporation                                       Delaware
FRI-C Corporation                                       Delaware
FRI-DHD Corporation                                     Delaware
Spartan Holdings, Inc.                                  New York
Denny's Inc.                                            California
DFO, Inc.                                               Delaware
Denny's Realty, Inc.                                    Delaware
Advantica Systems, Inc.                                 Delaware
Coco's Restaurants, Inc.                                California
Carrows Restaurants, Inc.                               California
Carrows California Family Restaurants, Inc.             Delaware
jojo's Restaurants, Inc.                                California